Exhibit 10.2

Employment Agreement

THIS EMPLOYMENT AGREEMENT dated as of April 19th, 2007 (the "Agreement"), is by and between New NRG Inc., a Delaware corporation (the "Company"), and J. Greig (the "Executive").

WHEREAS, the Executive is currently employed by Company under contract signed September 25, 2001.  The business of the Company has undergone a substantial restructuring and refocus since the original employment contract was signed in 2001.  Therefore it is believed to be in the best interest of both parties that a new agreement for the services of the Executive is entered into in order to reflect the changes in the nature of the Company's operations.

WHEREAS, the parties hereto desire to enter into an agreement for the Company's employment of the Executive on the terms and conditions contained in this Agreement;

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.

Employment.  The Company shall employ the Executive, and the Executive accepts employment with the Company upon the terms and conditions set forth in this Agreement.

2.

Position and Duties.

(a)

The Executive shall serve as Chairman of the Board of Directors and Chief Strategic Officer (CSO) of the Company and shall have the usual and customary duties, responsibilities and authority of a Chairman, subject to the power of the Board of Directors of the Company (the "Directors") to expand or limit such duties, responsibilities and authority, except as otherwise outlined herein.

(b)

The foregoing restrictions shall not limit or prohibit the Executive from engaging in investment, business ventures and community, charitable and social activities not interfering with the Executive's performance and obligations hereunder.  Unless otherwise agreed to in writing between the Company and the Executive, the Executive may engage in other active business endeavors, ventures and investments, including those that may compete with the Company provided that the Executive inform the company of any such instance where possible competition could exist. In the case of competition, Executive shall recuse himself from voting or negotiating on behalf of either endeavor and shall inform the company about the conflict.

(c)

As Chief Strategic Officer, the Executive shall work with the CEO and

____________________

__________________

Initials

Initials

{A0041342.DOC}

other executive officers to provide quarterly and annual strategic reports about the state of the market and possible strategic changes for the company.  The CSO shall deliver quarterly and annual reports to the board about the current strategy and methods to improve such strategy.  As CSO, Executive shall have access to all corporate records at all sites at all times.  The CSO shall manage the Research and Development Department and will report directly to the Board of Directors.  The CSO shall have full authority to request reports from any and all operational and Executive department heads in order to fully comply with his mandate.  The CSO shall also be intimately involved with any and all funding needs and requests of the company in formulating, negotiating and implementing that funding internally.

3.

Base Salary and Benefits.

(a)

The Executive's base salary shall be not less than $180,000 per annum or such higher rate as this contract may designate from time to time (the "Base Salary"), which Base Salary shall be payable in regular installments in accordance with the Company's general payroll practices and subject to withholding and other payroll taxes. Such base salary shall increase incrementally at the same rate as the Consumer Price Index (CPI) of the previous year.

(b)

In addition, the Executive shall be eligible to receive annual incentive payments, in the form of either cash or stock or both as outlined in Appendix A attached hereto, based on the achievement of short-term and long-term growth and profitability goals, which goals shall be agreed upon annually by the Executive and by the Directors.  The goals shall be established not later than the last day of the Company's fiscal year with respect to the immediately succeeding fiscal year.  Further, the Executive shall be eligible to receive additional bonuses at the discretion of the Directors. Permanent bonuses shall be elaborated in Appendix A to this agreement.

(c)

The Company shall reimburse the Executive for all reasonable expenses incurred by him in the course of performing his duties under this Agreement which are consistent with the Company's policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company's requirements with respect to reporting and documentation of such expenses.

(d)

In addition, the Executive shall be entitled to (i) participate in all Company stock incentive, savings and retirement programs; (ii) participate in all welfare benefit programs provided by the Company, including but not limited to, provision for or reimbursement of, health insurance for himself and all dependants, life insurance, short- and long-term disability coverage, and retirement programs; (iii) fringe benefits and perquisites available generally to other executives of the Company, specifically the leasing of a vehicle equivalent to his status; (iv) paid vacation of a duration applicable generally to other executives of the Company, but not less than 4 weeks paid vacation annually; and (v) suitable office space, furnishings and secretarial assistance; and (vi) travel and accommodations in a first class manner and at hotels of at least 4 stars or better, if the company provides fractional air ownership or private air service, Executive shall have the rights to participate in such program.

____________________

__________________

Initials

Initials

{A0041342.DOC}

(e)

The Company shall hold harmless, fully indemnify and defend Executive, to the fullest extent from and against any and all liabilities of any nature or kind arising out of the performance of Executive's duties as an agent, trustee, employee or in any other capacity in which Executive is associated with the Company.  All expenses incurred by Executive in defending any action, suit or proceeding subject to this Section 3(e) shall be paid by the Company in advance of the final disposition thereof upon receipt of an undertaking by the Executive to repay such amount if it shall be ultimately determined that the Executive is not entitled to be reimbursed by the Company under applicable law.

4.

Employment Period.

(a)

The Employment Period shall begin on April 30, 2007 and end on April 30, 2012; provided, however, that (i) the Employment Period shall terminate prior to such date upon the Executive's resignation, death or Disability (as defined below); or (ii) the Employment Period may be terminated by the Company at any time prior to such date for Cause (as defined below).

(i)

"Disability" means any long-term disability or incapacity which renders the Executive unable to substantially perform his duties hereunder for 120 days during any 12-month period or would reasonably be expected to render the Executive unable to substantially perform his duties for 120 days during any 12-month period, in each case as determined by the Directors in their good faith judgment.

(ii)

"Cause" means (i) the repeated failure by the Executive to observe material Company policies, (ii) gross negligence or willful misconduct by the Executive in the performance of his duties,     (iii) the finding of any lawful court of the United States of the commission by the Executive of any act of fraud, theft or financial dishonesty with respect to the Company.

(iii)

"Resignation" means the premature termination by Executive of his position ad this contract. Such Resignation will require a 6 month written notice to the Board of Directors stating the reason for such resignation.

(b)

If the Employment Period is terminated by the Company for Cause, or by reason of the Executive's resignation, or death, the Executive shall be entitled to receive his Base Salary and any incentives or bonuses earned pursuant to Section 3(b) of this Agreement only to the extent such amount has accrued through the date of termination. If the Employment Period is terminated by the company due to Disability, employee shall receive his normal base salary during the disability period and shall retain his medical and other insurance benefits during such period until such time as the employee is capable of resuming his position. During such period, employee will be paid any bonus owed or earned according to this agreement.

(c)

The Executive shall have the right to 3 additional contract periods [3 five year contracts periods] under a new contract similar in scope to this contract each fully adjusted for CPI, which the company shall negotiate with Executive. If the Company is unsuccessful

____________________

__________________

Initials

Initials

{A0041342.DOC}

negotiating such contract, Executive has the rights to a termination package equal to his expected salary during the given period plus any expected bonuses payable. Such bonuses will be based on the Executives previous 5 year bonus structure and payments.

5.

Disclosure of Information.  The Executive shall not, at any time during the term of Executive's employment at the Company or thereafter, disclose to any person, firm, corporation or other business entity, except as required by law, any non-public information (including, without limitation, non-public information obtained prior to the date hereof) concerning the business, clients or affairs of the Company or any subsidiary of the Company for any reason or purpose whatsoever without first obtaining such necessary non-disclosure notifications from the party which information is being disclosed to, nor shall the Executive make use of any of such non-public information for his own purpose or for the benefit of any person, firm, corporation or other business entity except the Company.  Upon the termination of the term of Executive's employment at the Company, the Executive shall return to the Company all property of the Company and any subsidiary of the Company then in the possession of the Executive and all books, records, computer tapes, discs, or other electronic media and all other material containing non-public information concerning the business, clients or affairs of the Company or any subsidiary of the Company unless such data was created by Employee for the benefit of Company. Exceptions to this are in any outside engagement where disclosure of conflicts to the Company and to the outside engagement of any conflict does or could potentially exist. Such disclosure shall always carry a disclaimer that the data is confidential and proprietary non-public information.

6.

Inventions and Patents.  The Executive agrees that all inventions, innovations, improvements, technical information, systems, software developments, methods, designs, analyses, drawings, reports, service marks, trademarks, trade names, logos and all similar or related information (whether patentable or unpatentable) which relates to the Company's actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by the Executive (whether or not during usual business hours and whether or not alone or in conjunction with any other person) while employed by the Company (including those conceived, developed or made prior to the date of this Agreement) together with all patent applications, letters patent, trademark, trade name and service mark applications or registrations, copyrights and reissues thereof that may be granted for or upon any of the foregoing (collectively referred to herein as, the "Work Product"), belong, in instances where such concept, device or technique was developed internally at the Company, to the Company and Executive shall be paid an ongoing royalty of not less than 2% of the revenues generated through such device or patent regardless of when the patent is employed.  In cases where such device, concept or technique was developed externally from Company, ownership will belong to the Executive.  The Executive will in all cases promptly disclose such Work Product to the Directors and perform such actions reasonably requested by the Directors (whether during or after the Employment Period) to negotiate a purchase by the Company of such Work Product (including, without limitation, the execution and delivery of assignments, consents, powers of attorney and other instruments) and to provide reasonable assistance to the

____________________

__________________

Initials

Initials

{A0041342.DOC}

Company in connection with the prosecution of any applications for patents, trademarks, trade names, service marks or reissues thereof or in the prosecution or defense of interferences relating to any Work Product. Should Company reject such ability to purchase or should negotiations fail to produce a mutually agreed contract, any and all such Work Product will be deemed as owned by Employee.

7.

Insurance.  The Company may, for its own benefit, maintain "keyman" life and disability insurance policies covering the Executive.  The Executive will cooperate with the Company and provide such information or other assistance as the Company may reasonably request in connection with the Company obtaining and maintaining such policies. The Company shall at all times carry a life insurance policy with the dependants of Employee as beneficiary of not less than $2 million USD worth of coverage to cover such Employee while employed with Company.

8.

Notices.  All notices, requests, demands, claims, and other communications hereunder shall be in writing.  Any notice, request, demand, claim or other communication hereunder shall be delivered personally to the recipient, delivered by United States Post Office mail, telecopied to the intended recipient at the telecopy number set forth therefore below (with hard copy to follow), or sent to the recipient by reputable express courier service (charges prepaid) and addressed to the intended recipient as set forth below:

If to the Company, to:

New NRG Inc.

1941 Lake Whatcom Blvd.

Suite # 212

Bellingham,  WA 98229

If to the Executive, to:

Dr. J. Greig

1730 LaBounty Rd. PMB 174

Ferndale, WA 98248

or such other address as the recipient party to whom notice is to be given may have furnished to the other party in writing in accordance herewith.  Any such communication shall deemed to have been delivered and received (a) when delivered, if personally delivered, sent by telecopy or sent by overnight courier, and (b) on the fifth business day following the date posted, if sent by mail.

9.

General Provisions.

(a)

Severability.  It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies

____________________

__________________

Initials

Initials

{A0041342.DOC}

applied in each jurisdiction in which enforcement is sought.  Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.  Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

(b)

Successors and Assigns.  Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Executive and the Company and their respective successors, assigns, heirs, representatives and estate.

(c)

Governing Law.  THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION), THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE TO BE APPLIED.  IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF DELAWARE WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, EVEN IF UNDER SUCH JURISDICTION'S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

(d)

Amendment and Waiver.  The provisions of this Agreement may be amended and waived only with the prior written consent of the Company and the Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement or any provision hereof.

(e)

Headings.  The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(f)

Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

(g)

This original agreement shall be voted on in a vote of the majority shareholders of the Company as per Article 1 subsection 8 of the bylaws of the Company, "Stockholder Action Without Meeting", and such vote and subsequent resolution of the majority holders, shall be included with this agreement.  Following such affirmative vote, the board members of Company shall further resolve to adopt this employment agreement.  Such election by the shareholders will

____________________

__________________

Initials

Initials

{A0041342.DOC}

carry a 5 year term as Chairman of the Board and a 5 year Contract as CSO.  Neither position will be subverted or circumvented by company or new shareholders until such time as the term of this current 5 year contract is up.  Following such initial 5 year contract period, a further vote of shareholders will be required only upon the Chairman position according to the company's bylaws.

IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date first written above.

Agreed to & Accepted

Agreed to & Accepted

on behalf of the Corporation.

This 1st day of May, 2007:

______________________________

______________________________

Erik S. Nelson,

Dr. J. Greig,

President and Director - New NRG, Inc.

An Individual

____________________

__________________

Initials

Initials

{A0041342.DOC}

Appendix A

Employee Value Added Bonus Plan

Revenues: Employee shall be bonused 2% of all new revenues produced, acquired or otherwise booked by Company in any given annual period. New Revenues shall mean any increase in revenues over the previous years revenue amount.  Example: Company revenue in Y1 was $200,000. In Y2, revenues were $250,000. Employee would be bonused 1% of the $50,000 increase or $500. Example 2: Company acquires a new division or subsidiary which adds $200,000 in revenues. Employee will be bonused 2% of the $200,000 or $4,000. This bonus is not subject to reduction by any other bonus.

Earnings: Employee shall be bonused 5% of all EBITDA booked by the company quarterly regardless of how those earnings were generated or acquired. This bonus is not subject to reduction by any other bonus.

Assets: Employee shall be bonused 5% of any and all assets, as accounted for through GAAP, acquired by company in a structured purchase of any remote operating entity. Internal growth of assets is excluded. This bonus is not subject to reduction by any other bonus.

Options: Employee shall be granted options to purchase 10% of any offering of shares or issuance of shares the company pursues with any individual or group. Such right to purchase shall be based on the same price stated in the offering. Such Option shall be exercisable for 3 years from the date of closing of the offering. If such offering is not successful, Employees rights to that specific option shall terminate.

All bonuses shall be paid as follows: 80% in shares based against the public market price of the shares at the time such acquisition is made; 20% in cash. Company shall pay Executive in full such bonuses as outlined above, promptly within 5 days of the filing of that quarter or year end audit completion with the SEC, or if no such audit is completed or available, within 60 days of the end of the quarter or year end. In the event that a restatement of accounting occurs which affects the bonus structure in a positive amount, Company will within 5 days make such additional payment to Executive as is necessary to comply with the bonus structure. If such restatement affects the accounting to a reduced amount, Executive will not lose any such bonuses as would have been paid in the original accounting.

{A0041342.DOC}